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                                                                     EXHIBIT 5.1

                                                                PERKINS COIE LLP

                                                   1201 THIRD AVENUE, SUITE 4800
                                                          SEATTLE, WA 98101-3099
                                                             PHONE: 206 583-8888
                                                               FAX: 206 583-8500
                                                             www.perkinscoie.com

February 27, 2004

Starbucks Corporation
2401 Utah Avenue South
Seattle, Washington 98134

RE: REGISTRATION STATEMENT ON FORM S-8 OF SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF STARBUCKS CORPORATION

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 35,186 shares of common stock, par value $0.001 per share (the "Common Stock"), which have been issued pursuant to the Starbucks Corporation UK Share Save Plan (the "Plan") and up to 564,814 shares of Common Stock which may be issued pursuant to the Plan.

We have examined the Registration Statement and such documents and records of Starbucks Corporation as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance shares that have been or may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by Starbucks Corporation of any certificates representing the shares, the registration by its registrar of such shares and the sale thereof by Starbucks Corporation in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP